            Filed by Smithtown Bancorp, Inc.
           Pursuant to Rule 425 under the Securities Act of 1933
            Subject Company: Smithtown Bancorp, Inc.
            (Commission File No. 0 – 13314)

                                                                                                                         Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380
brock@bankofsmithtown.net

Release Date:  July 15, 2010

Contact:  Ms. Judith Barber
                           Corporate Secretary

SMITHTOWN BANCORP ANNOUNCES AGREEMENT
TO MERGE WITH PEOPLE’S UNITED FINANCIAL
AND SECOND QUARTER RESULTS

Company to Merge with $22 billion
New England-based Bank

Loss of $29.2 million
for Second Quarter

$27.5 million in Loan Loss Provisions
 and $20.7 million in Net Charge-Offs

Smithtown, NY, July 15, 2010 - Smithtown Bancorp, Inc. (NASDAQ: SMTB) and People’s United Financial, Inc. (NASDAQ: PBCT) of Bridgeport, Connecticut today announced a definitive agreement under which People’s United will acquire Smithtown Bancorp in a cash and stock transaction valued at approximately $60 million, or $4.00 per share.

Under the agreement, People’s United will acquire Smithtown Bancorp for approximately $30 million in cash and 2.14 million shares of People’s United common stock, valued in the aggregate at approximately $30 million based on the 5-day average closing price of People’s United common stock for the period ended July 14, 2010.

The definitive agreement has been unanimously approved by the respective boards of directors of People’s United and Smithtown Bancorp.  Smithtown Bancorp will merge into People’s United, and Bank of Smithtown, Smithtown Bancorp’s banking subsidiary, will simultaneously merge into People’s United Bank, People’s United’s banking subsidiary.  The value of the consideration a Smithtown Bancorp shareholder will receive for each share of Smithtown common stock is equivalent in the aggregate to 0.1430 shares of People’s United common stock and $2.00 in cash.  Smithtown Bancorp shareholders as of the record date for the special shareholders meeting to vote on the transaction will be entitled to elect for each share held whether to receive shares of People’s United common stock or cash, subject to reallocation if either cash or stock is oversubscribed.

The actual value of the merger consideration to be paid upon closing to each Smithtown Bancorp shareholder will depend on the average People’s United stock price shortly prior to completion of the merger, and the exact amount of cash payable per Smithtown common share and the exact number of shares to be issued per Smithtown common share will be determined at that time based on the average People’s United stock price, so that each share of Smithtown Bancorp receives consideration with approximately the same value.  Receipt of People’s United common stock is expected to be tax-free to Smithtown Bancorp shareholders.

The transaction is subject to approval by bank regulatory authorities and by the shareholders of Smithtown Bancorp.  People’s United shareholder approval is not required.  The transaction is expected to close in the fourth quarter 2010.

Smithtown Bancorp’s Chairman & Chief Executive Officer Brad Rock said: “We are pleased to join the People’s United family and look forward to continue serving our communities with the strength of a very-well capitalized $22 billion financial institution behind us.”

Sandler O’Neill + Partners, L.P. acted as financial adviser to Smithtown Bancorp, and Sullivan & Cromwell LLP acted as legal counsel.

With respect to second quarter results, the Company announced a loss of $29.2 million for the second quarter of 2010, or $1.95 per fully diluted share.  The loss includes a valuation allowance during the quarter of $15.7 million against the Company’s deferred tax asset at June 30, 2010.  The net loss for the six months ended June 30, 2010 was $43.0 million, or ($2.88) per fully diluted share.

For the second quarter, Bank of Smithtown made provisions for loan losses of $27.5 million.  This figure compares to first quarter provision of $25 million and brings the year to date provisions to $52.5 million.  Net charge offs for the second quarter were $20.7 million, or 1.03% of average loans.  Combined with first quarter net charge offs of $12.3 million, total net charge offs for the six month ended June 30, 2010 were $33.0 million, or 1.60% of average loans.  The allowance for loan losses was $58.0 million at June 30, 2010, or 2.93% of total loans.

The Bank continued to reduce its commercial real estate concentration as total loans (including loans held for sale) were down $63.4 million for the quarter and $129.3 million for the year to date.  The year-to-date reductions include the resolution of $81.8 million in problem loans as well as $33.1 million in gross charge-offs.    Nonperforming loans ended the second quarter at $227.5 million, or 11.50% of total loans and loans 30-89 days past due totaled $48.0 million, or 2.43% of total loans.  At December 31, 2009, nonperforming loans were $130.2 million, or 6.23%, of total loans and loans 30-89 days past due were $20.8 million, or .99% of total loans.  Total loans (including loans held for sale) at June 30 were $1.978 billion compared to $2.107 billion at December 31, 2009.

At June 30, 2010, the Company’s Tier 1 Leverage capital ratio was 5.06%, Tier 1 Capital to Total Assets was 5.22%, Tier 1 Risk-Based Capital ratio was 6.66% and the Total Risk-Based Capital ratio was 9.40%.  The Bank’s Tier 1 Leverage ratio was 4.97%, Tier 1 Capital to Total Assets was 5.12%, Tier 1 Risk-Based Capital ratio was 6.54% and the Total Risk-Based Capital ratio was 9.31%.  All of these capital ratios are below the targets set forth in the Consent Agreement with the FDIC and the New York State Banking Department.

Mr. Rock concluded: “As our two Companies work through the process of merging, our ability to serve our valued retail customers will remain unchanged.  Our deposits continue to carry FDIC insurance up to the maximum limits allowed.  In addition to our deposit base being covered by the traditional FDIC insurance, the Bank also has insurance on the entire amount of all noninterest bearing checking accounts through our participation in the FDIC’s Transaction Account Guarantee Program through December 31, 2010.”

Bank of Smithtown is a 100 year-old community bank with approximately $2.3 billion in assets and 30 branches on Long Island and in Manhattan.  The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Select Market under the symbol “SMTB.”

People’s United Financial, Inc., a diversified financial services company with approximately $22 billion in assets, provides consumer and commercial banking services through its subsidiary, People’s United Bank, with nearly 300 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York.  Through additional subsidiaries, People’s United provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

*      *      *

Additional Information and Where to Find It

In connection with the proposed merger, People’s United Financial, Inc. (“People’s”) will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Smithtown Bancorp, Inc. (“Smithtown”) and a Prospectus of People’s, as well as other relevant documents concerning the proposed transaction.  Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about People’s and Smithtown at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from People’s at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Smithtown Bancorp by accessing Smithtown Bancorp’s website at www.bankofsmithtownonline.com under the tab “Investor Relations” and then under the heading “SEC Filings.”.

People’s and Smithtown and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Smithtown in connection with the proposed merger. Information about the directors and executive officers of People’s is set forth in the proxy statement for People’s’ 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2010.  Information about the directors and executive officers of Smithtown is set forth in the proxy statement for Smithtown’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2010.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

SMITHTOWN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(Dollar amounts in thousands except share data)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$17,283	$18,745
Interest earning deposits with banks	19,844	3,409
Total cash and cash equivalents	37,127	22,154
Term placements	507	507
Securities available for sale	209,221	397,274
Securities held to maturity (fair value of $67 and $67, respectively)	33	66
Loans held for sale	-	16,450
Loans	1,978,087	2,090,896
Less: allowance for loan losses	57,999	38,483
Loans, net	1,920,088	2,052,413
Restricted stock, at cost	18,092	18,353
Real estate owned, net	1,130	2,013
Premises and equipment, net	51,421	47,708
Goodwill	3,923	3,923
Intangible assets	494	616
Cash value of company owned life insurance	25,152	24,874
Accrued interest receivable and other assets	39,984	48,579
Total assets	$2,307,172	$2,634,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Demand deposits	$154,946	$152,306
Savings, NOW and money market deposits	868,445	999,066
Time deposits of $100,000 or more	439,395	508,632
Other time deposits	361,012	415,024
Total deposits	1,823,798	2,075,028
Other borrowings	313,480	352,820
Subordinated debentures	56,514	56,351
Accrued interest payable and other liabilities	17,735	14,976
Total liabilities	2,211,527	2,499,175

Stockholders' equity
Preferred stock, par value $.01 per share :
Authorized: 1,000,000 shares at June 30, 2010 and December 31,
2009, respectively; no shares issued or outstanding	-	-
Common stock, par value $.01 per share:
Authorized: 35,000,000 shares at June 30, 2010 and December 31,
2009, respectively; 17,019,372 and 16,907,346 shares
issued at June 30, 2010 and December 31, 2009, respectively;
14,967,508 and 14,855,482 shares outstanding at June 30, 2010
and December 31, 2009, respectively	170	169
Additional paid-in capital	82,557	82,318
Retained earnings	21,837	64,820
Treasury stock, at cost, 2,051,864 shares	(10,062)	(10,062)
	94,502	137,245
Accumulated other comprehensive loss	1,143	(1,490)
Total stockholders' equity	95,645	135,755
Total liabilities and stockholders' equity	$2,307,172	$2,634,930

SMITHTOWN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(Dollar amounts in thousands except share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Interest income:
Loans	$26,213	$28,043	$54,030	$53,542
Taxable securities	1,409	843	3,426	1,706
Tax exempt securities	499	147	1,001	195
Interest earning deposits with banks	22	40	40	126
Other	190	225	434	307
Total interest income	28,333	29,298	58,931	55,876

Interest expense:
Savings, NOW and money market deposits	2,148	3,520	4,663	6,649
Time deposits of $100,000 or more	2,652	3,282	5,538	6,711
Other time deposits	2,468	3,451	5,181	7,268
Other borrowings	2,118	2,262	4,250	4,486
Subordinated debentures	1,018	477	2,026	993
Total interest expense	10,404	12,992	21,658	26,107
Net interest income	17,929	16,306	37,273	29,769
Provision for loan losses	27,500	1,800	52,500	3,000
Net interest income after provision for loan losses	(9,571)	14,506	(15,227)	26,769

Noninterest income:
Revenues from insurance agency	877	953	1,717	1,875
Service charges on deposit accounts	638	551	1,260	1,118
Net gain on the sale of investment securities	-	-	518	522
Trust and investment services	152	194	349	327
Increase in cash value of company owned life insurance	153	117	278	233
OTTI loss:	-
Total OTTI losses	(102)	(255)	(597)	(255)
Portion of loss recognized in other comprehensive income	17	-	17	-
Net impairment losses recognized in earnings	(85)	(255)	(580)	(255)
Other	629	386	1,256	902
Total noninterest income	2,364	1,946	4,798	4,722

Noninterest expense:
Salaries and employee benefits	5,319	5,241	10,560	10,047
Occupancy and equipment	3,704	2,780	7,705	5,358
Federal deposit insurance	1,603	1,797	3,261	2,347
Amortization of intangible assets	61	90	123	181
Valuation allowance for other real estate owned	-	-	-	-
Other	5,155	1,307	7,696	2,670
Total noninterest expense	15,842	11,215	29,345	20,603

Income (loss) before income taxes	(23,049)	5,237	(39,774)	10,888
Provision (benefit) for income taxes	6,165	1,824	3,209	3,859
Net income (loss)	$(29,214)	$3,413	$(42,983)	$7,029

Comprehensive income (loss)	$(27,172)	$2,308	$(40,350)	$5,368
Basic earnings (loss) per share	$(1.95)	$0.26	$(2.88)	$0.56
Diluted earnings (loss) per share	$(1.95)	$0.26	$(2.88)	$0.56

Selected Financial Data
(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Basic earnings per share	$(1.95)	$0.26	$(2.88)	$0.56
Diluted earnings per share	(1.95)	0.26	(2.88)	0.56

Assets	$2,307,172	$2,342,115	$2,307,172	$2,342,115
Loans	1,978,087	1,970,527	1,978,087	1,970,527
Deposits	1,823,798	1,783,339	1,823,798	1,783,339

Return on Average Equity	(93.12)	9.78	(64.36)	10.78

Return on Average Assets	(4.92)	0.61	(3.52)	0.66

Net Interest Margin	3.19	3.06	3.22	2.92

Efficiency	76.73	60.52	68.77	60.22